INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 1-12434 of M/I Schottenstein Homes, Inc. on Form S-8 of our report dated February 27, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 1997.


/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP


Columbus, Ohio
March 26, 1998